UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2023

TURTLE BEACH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-35465
(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 19, 2023, Turtle Beach Corporation (the “Company”) dismissed BDO USA, LLC (“BDO”) as the independent registered public accounting firm for the Company and its subsidiaries, effective immediately. The dismissal of BDO was approved by the Audit Committee of the Company’s Board of Directors.

BDO’s audit reports on the financial statements of the Company for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and in the subsequent interim period through May 19, 2023: (i) there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) BDO did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K, except that, as initially disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company reported a material weakness in its internal controls over financial reporting related to the proper design and implementation of certain controls over its income tax provision and management’s review of the income tax provision.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, the Company continues efforts to remediate the material weakness, but the material weakness has not been fully remediated as of March 31, 2023, as management has not yet been able to conclude, through testing, that the applicable controls have operated effectively.

The Company provided to BDO the disclosure contained in this Current Report on Form 8-K and requested BDO to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1.

On May 19, 2023, the Company appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm for the Company and its subsidiaries, effective immediately. The appointment of EY was approved by the Audit Committee of the Company’s Board of Directors.

During the years ended December 31, 2022 and 2021 and the subsequent interim period through May 19, 2023, neither the Company nor anyone on its behalf consulted EY regarding (i) the application of accounting principles to a specific completed or proposed transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto, or reportable event, as described in Item 304(a)(1)(v) of Regulation S-K (there being none).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA, LLP, dated May 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 24, 2023

TURTLE BEACH CORPORATION

By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary